EXHIBIT 2.2






                            DATED SEPTEMBER 30, 1998


                              SMTECH LIMITED                        (1)

                        SPEEDLINE TECHNOLOGIES INC.                 (2)

                                    AND

                         QUAD SYSTEMS CORPORATION                   (3)





                 -----------------------------------------------

                            GOODWILL AND INTELLECTUAL
                               PROPERTY ASSIGNMENT

                 -----------------------------------------------


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                                    CONTENTS

CLAUSE   HEADING                                                        PAGE
------   -------                                                        ----

1       Definitions.......................................................3

2       Assignment........................................................4

3       Further Assurance.................................................5

4       Warranties........................................................5

5       Guarantee.........................................................5

6       Miscellaneous.....................................................5

7       Applicable Law and Jurisdiction...................................5



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THIS ASSIGNMENT is made on September 30, 1998 BETWEEN

(1) SM TECH LIMITED (Registered in England No.2597925) whose registered office is at Middle Farm, Bridport Road, Dorchester, DT1 3WA (the "ASSIGNOR");

(2) SPEEDLINE TECHNOLOGIES INC (a Delaware Corporation) whose registered office is at 1 Forge Park, Franklin MA, D1748 USA (the "ASSIGNEE"); and

(3) QUAD SYSTEMS CORPORATION (a Delaware Corporation) whose registered office is at 2405 Maryland Road, Willow Grove, Pennsylvania, 19090, USA (the "GUARANTOR").

WHEREAS:

(A) The Assignor has, by an agreement of even date herewith made between the Assignor, the Assignee and the Guarantor (the "Agreement"), agreed to sell to the Assignee the Business and the Assets (each as defined in that Agreement) as a going concern.

(B) The Assignor is the proprietor and beneficial owner of certain Intellectual Property Rights used in the Business and of the Goodwill (each as defined below).

(C) The Assignor has agreed to assign such Intellectual Property Rights and Goodwill to the Assignee on the terms set out below.

The Parties AGREE as follows:-

1     DEFINITIONS

1.1   In this Assignment and unless the context otherwise requires:-

      "CONFIDENTIAL INFORMATION" means secret or confidential commercial, financial, marketing, technical or other information know-how, trade secrets and other information in any form or medium whether disclosed orally or in writing before or after the date of this Agreement, together with any reproductions of such information in any form or medium or any part(s) of this information (and "CONFIDENTIAL" means that the information, either in its entirety or in the precise configuration or assembly of its components, is not publicly available);


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      "COPYRIGHT WORKS" means all sketches, designs, drawings, plans, printed form and formats, specifications, documents, electronic representations (whether produced by computer or otherwise) and documents, materials and things of all kinds whatsoever in which copyright and/or design right subsists or is capable of subsisting and used in the Business and including the right to do and to authorise others to do any and all acts restricted by the Copyright, Designs and Patents Act 1988;

      "DESIGN WORKS" means all design rights, whether registered or unregistered, subsisting in any work by virtue of the Copyright Designs and Patents Act 1988 or otherwise;

      "GOODWILL" means the goodwill of the Business including but not limited to the exclusive right as between the Assignor and the Assignee to use and trade under the Business Names and to carry on the Business;

      "INTELLECTUAL PROPERTY RIGHTS" means any patents, trade marks and service marks (whether registered or not), Design Works, Copyright Works, the right to use any trade names, Know-how, trade secrets and Confidential Information, goodwill, utility models, brand names or logos, application for any of the foregoing, and all industrial or commercial rights similar to the foregoing anywhere in the world other than the Patents, Trade Marks and Registered Designs;

      "KNOW-HOW" means Confidential Information and experience which is secret and substantial and is devised by Assignor or acquired by it in circumstances permitting it to disclose the same to Assignee concerning the manufacture, assembly and use of Products or any part or parts of it;

1.2 Terms defined in the Agreement shall each have the meaning set out in that Agreement when used in this Assignment unless the context otherwise demands.

2     ASSIGNMENT

2.1 In consideration of the sum of US$11,900,000 (eleven million nine hundred thousand United States dollars) now paid by the Assignee to the Assignor (receipt of which the Assignor hereby acknowledges) and the execution of this Assignment as a deed the Assignor hereby assigns with full title guarantee free from all and any liens, charges or third party rights to the Assignee all its right, title and interest in the Intellectual Property Rights together with the Goodwill and together with all rights of action, remedies, powers and benefits relating to any of the Intellectual Property Rights belonging or accrued to the Assignor as at the date of this Assignment including the right to sue for damages for infringement of the Intellectual Property Rights occurring before this Agreement TO HOLD unto the Assignee absolutely.


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3     FURTHER ASSURANCE

3.1 The Assignor undertakes that, at the request of the Assignee, it will in so far as it is able do all acts and things (including, without limitation, making declarations and oaths) and execute all deeds, documents, papers, forms and authorisations or do any other thing that may be reasonably necessary under the law of any country for securing, completing, further assuring or absolutely vesting in the Assignee full right, title and interest to any of the rights assigned by Clause 2 above.

3.2 At the request of the Assignee, the Assignor shall (at the Assignee's expense) provide all assistance to the Assignee which may be necessary in connection with bringing or defending any proceedings relating to any of the rights assigned by Clause 2 above.

4     WARRANTIES

4.1 The Assignor hereby repeats, with respect to the Intellectual Property Rights and the Goodwill, the Warranties as though they were set out in full in this Assignment with the intention that all such Warranties shall be warranted in respect of the Intellectual Property Rights and Goodwill subject to the limitations set out in the Agreement applying to such Warranties.

4.2 If the Assignee is entitled to make a claim in respect of any act, event or default both under this Assignment and under the Agreement, such claim may be only made once.

5     GUARANTEE

5.1 In consideration of the execution of this Assignment as a deed Clause 16 of the Agreement shall have effect in this Assignment (so far as the context allows) as if set out in full herein.

6     MISCELLANEOUS

6.1 In consideration of the execution of this Assignment as a deed Clauses 18-27 shall have effect in this Agreement (so far as the context allows) as if set out in full herein.

7     APPLICABLE LAW AND JURISDICTION

7.1 This Assignment shall be governed by and construed in accordance with the laws of England and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.


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IN WITNESS whereof the Assignor and Assignee have executed this Assignment as a deed the day and year first before written intending the sum to be delivered.


SIGNED AS A DEED by                          )      /s/ THEODORE J. SHONECK
                                                    -----------------------
for and on behalf of the ASSIGNOR            )      Director
and thereby executed as its deed             )      /s/ ANTHONY R. DRURY
                                                    --------------------
                                                    Director/Secretary


SIGNED AS A DEED by                                 /s/ SCOTT PEARSON  .
for and on behalf of the ASSIGNEE                   -----------------------
                                                    Authorised Signatory
and
                                                    ............................
                                                    Authorised Signatory


SIGNED AS A DEED by
for and on behalf of QUAD SYSTEMS
CORPORATION                                         /s/ THEODORE J. SHONECK
                                                    -----------------------
                                                    Authorised Signatory

                                                    /s/ ANTHONY R. DRURY
                                                    -----------------------
                                                    Authorised Signatory


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